Exhibit 10.1

Form of Contract for Lawrence Mondry October 20, 2007 Award
CSK AUTO CORPORATION
2004 STOCK AND INCENTIVE PLAN
NONQUALIFIED STOCK OPTION CONTRACT
          THIS NONQUALIFIED STOCK OPTION CONTRACT (“Contract”) entered into as of October 20, 2007 (the “Grant Date”) between CSK AUTO CORPORATION, a Delaware corporation (the “Company”), and Lawrence N. Mondry (the “Optionee”).
W I T N E S S E T H:
          1.      The Company, in accordance with the allotment made by the Compensation Committee of the Company’s Board of Directors (the “Committee”) and subject to the terms and conditions of the Company’s 2004 Stock and Incentive Plan, as amended or restated from time to time (the “Plan”), grants to the Optionee an option to purchase an aggregate of 144,847 shares (the “Option Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $10.795 per share, such price being at least equal to the Market Value of such shares on the Grant Date. This option is not intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
          2.      The term of this option shall be seven (7) years from the Grant Date, subject to earlier termination as provided in the Plan. This option shall become exercisable, and shall vest, in accordance with the terms and provisions of the Plan, as modified by Exhibit I hereto, and will terminate and cease to be exercisable as set forth in the Plan. Notwithstanding the foregoing, Exhibit I, or any term or provision to the contrary contained in the Plan, in the event Optionee ceases to be an Employee of the Company or any Subsidiary or Parent of the Company because Optionee’s relationship is involuntarily terminated by the Company or any of its Subsidiaries (other than termination as a result of death or disability or for Cause as described in the Plan) within one (1) year following a Change in Control, any holding period or other condition required pursuant to Section 6.4 of the Plan shall automatically be deemed to have been satisfied; the Option Shares shall become fully vested and exercisable; and the Option Shares shall remain exercisable for a period of one (1) year following such termination; provided, however, that in the event Optionee’s relationship is involuntarily terminated by the Company or any of its Subsidiaries (other than termination as a result of death or disability or for Cause as described in the Plan) within one (1) year following a Change in Control pursuant to a definitive agreement resulting in a Change in Control entered into before May 31, 2008, any holding period or other condition required pursuant to Section 6.4 of the Plan shall automatically be deemed to have been satisfied as to only 50,000 of the Option Shares granted to Optionee under this Contract.
          The right to purchase Option Shares under this option shall be cumulative, so that if the full number of Option Shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option.

          3.      This option shall be exercised by giving notice to the Company or its designee pursuant to the procedures established by the Company or its designee that are in effect from time to time, stating that the Optionee is exercising the option hereunder, specifying the number of Option Shares being purchased and accompanied by payment in full of the aggregate purchase price therefor in a manner permitted by the Plan.
          4.      The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay to the Company such amounts in cash promptly upon demand.
          5.      Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him or her upon exercise of this option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act that is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived in writing by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.
          6.      Notwithstanding anything herein to the contrary, if at any time the Committee shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
          7.      The Company may affix appropriate legends upon the certificate for shares of Common Stock issued upon exercise of this option and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of the Plan or this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock.
          8.      Nothing in the Plan or in this Contract shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or any of its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.
          9.      The Company and the Optionee (by his or her acceptance of this option) agree that each will be subject to and bound by all of the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to such term in the Plan. In the event of a conflict between the terms of this option and the terms of the Plan, the terms of the Plan shall govern.
          10.      The Optionee (by his or her acceptance of this option) represents and agrees that her or she will comply with all applicable laws relating to the Plan and the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and “blue sky” laws.
          11.      This option shall be transferable during the lifetime of the Optionee by gift or pursuant to a domestic relations order to members of the Optionee’s Immediate Family to the extent and in the manner determined by the Committee and subject to the prior written consent of the Committee.
          12.      This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee’s rights hereunder.
          13.      This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware and applicable federal law.
          14.      The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.
          15.      The Optionee (by his or her acceptance of this option) agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

CSK AUTO CORPORATION

By:

	Optionee	Date

Tax Identification No./Soc. Sec. No.

EXHIBIT I
VESTING OF OPTION SHARES
          The Option Shares will vest as to 33-1/3% of the Option Shares (rounded up or down to the nearest whole share of Common Stock) on the first anniversary of the Grant Date and as to an additional 33-1/3% of such Option Shares (rounded up or down to the nearest whole share of Common Stock), on each of the second and third anniversaries of the Grant Date.
          Upon a Change in Control, this option will become exercisable, and the Option Shares will vest, as to all of the Option Shares that were not exercisable, or vested, immediately prior to such Change in Control.

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